Exhibit 99.1

NEWS

For Release January 31, 2005 at 5:30 a.m. PST:

WJ Communications Completes Acquisition of Telenexus, Inc.

Fourth Quarter Financial Results Now to be Released on February 17 After the Market Closes

SAN JOSE, CALIFORNIA January 31, 2005-WJ Communications, Inc. (NASDAQ-WJCI), a leading designer and supplier of high-performance RF semiconductors and Radio Frequency Identification (RFID) Reader products, today announced that it has completed its previously announced acquisition of Telenexus, Inc. of Richardson, TX. Telenexus is a RFID company that develops high quality, innovative RFID products for a broad range of industries and markets.

“We are pleased to have completed this acquisition in a timely manner and look forward to fully integrating Telenexus’ RFID technology and experienced engineering team into our operations,” said Michael Farese, Ph.D., Chief Executive Officer and President of WJ Communications. “The addition of Telenexus’ RFID products and technology are expected to allow us to continue to enhance our RFID reader offerings to further capitalize on this important market opportunity.”

The consideration paid to Telenexus by WJ Communications at closing, including deposits into escrow, consisted of $3.0 million in cash and 2,333,333 shares of WJCI’s Common Stock. Additionally, as previously announced, if the Telenexus operations achieve certain revenue targets over an 18 month period, Telenexus will receive further consideration of up to $5 million in a combination of stock and cash.

Due to the timing of the completion of the acquisition of Telenexus, WJ Communications will now report its fourth quarter and full year 2004 financial results on Thursday, February 17, 2005 after the market close. The Company had previously scheduled for its financial results to be released on Thursday, February 10, 2005. The Company will now host a conference call and live webcast at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss its results on February 17, 2005.

About WJ Communications

WJ Communications Inc. is a leading RF semiconductor company focusing on the design and manufacture of high-quality devices, chipsets and multi-chip modules (MCMs) for telecommunications, RF identification (RFID) and homeland security systems worldwide. WJ’s highly reliable amplifiers, mixers, RF integrated circuits (RFICs), RFID reader modules, chipsets and MCM products are used to transmit, receive and process signals that enable current and next generation wireless and wireline services. For more information visit www.wj.com or call 408-577-6200.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements including financial projections, statements as to the plans and objectives of management for the completed acquisition, future operations, and statements as to the Company’s expectation regarding the completed acquisition, future economic performance, financial condition or results of operations. These forward-looking statements are not historical facts but rather are based on current expectations and our beliefs. Words such as “may,” “will,” “expects,” “intends,” “plans,” “believes,” “seeks,” “could” and “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. The Company’s actual results may differ materially from those projected in these forward-looking statements as a result of a number of factors, including, but not limited to, the Company’s successful transition to a pure RF semiconductor company, the Company’s ability to continue to cut future losses and return to profitability in the long term, the Company’s ability to utilize its cash effectively, successful resolutions of certain contractual matters, actual improvement in overall demand, technological innovation in the wireless communications markets, the availability and the price of raw materials and components used in the Company’s products, the demand for wireless systems and products generally as well as those of our customers, the adequacy of the Company’s obsolete inventory reserve, the success of the Company’s new product introductions and the Company’s ability to expand its customer base, broaden its product offering and deepen its penetration into existing customers, general economic conditions, the completed acquisition, the integration and future performance of the acquired business, the performance and success of the acquired product lines, future performance of the RFIC business including the global economic slowdown and such other factors as described from time to time in the Company’s filings with the Securities & Exchange Commission. Readers of this release are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this press release.

WJ Communications	Investor Relations Contacts:
Ephraim Kwok	Chris Danne, Rakesh Mehta
Chief Financial Officer	the blueshirt group for WJ Communications
408-577-6219	415-217-7722
ephraim.kwok@wj.com	chris@blueshirtgroup.com
rakesh@blueshirtgroup.com